UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

May 15, 2014

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote by Security Holders.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Merchants Bancshares, Inc. (the “Company”) held on May 15, 2014, Michael R. Tuttle, Michael G. Furlong and Lorilee A. Lawton were elected to serve until the 2017 Annual Meeting of Shareholders.  In addition, at the Annual Meeting, the shareholders (a) approved a non-binding resolution to approve the compensation of the Company’s named executive officers and (b) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014.

At the Annual Meeting, the Company’s shareholders voted as follows:

Proposal 1. To elect three directors, each whom will serve for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Michael R. Tuttle	3,888,025	186,219	1,394,776
Michael G. Furlong	3,898,299	175,945	1,394,776
Lorilee A. Lawton	3,965,623	108,621	1,394,776

Proposal 2. To consider a non-binding resolution to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,873,381	156,577	44,661	1,394,400

Proposal 3. To ratify Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,435,271	5,224	28,146	378

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

By:	/s/ Janet P. Spitler
Name:	Janet P. Spitler
Title:	Chief Financial Officer & Treasurer Principal Accounting Officer

Date: May 19, 2014